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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 0-19447) of National Beverage Corp. of our report dated July 26, 2000 appearing on page 27 of the Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Miami, Florida
July 26, 2000